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                                                                   Exhibit 10.35



                            SECOND AMENDMENT TO THE
                           MORRISON RESTAURANTS INC.
                                RETIREMENT PLAN


     THIS SECOND AMENDMENT is made on this ____ day of March, 1996, by MORRISON RESTAURANTS INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Delaware.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Primary Sponsor maintains the Morrison Restaurants Inc. Retirement Plan (the "Plan"), which was last amended and restated by indenture dated October 21, 1994;

     WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of the Primary Sponsor, the Primary Sponsor contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

     WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the Distributions will affect participation by certain Plan participants;

     NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1. By deleting from the head language of the cover page the parenthetical phrase "(hereinafter called the `Primary Sponsor')."

2.   By adding a new Section 1.36A as follows:

          "1.36A  `Plan' means the Morrison Restaurants Inc. Retirement Plan;
                   ----
     provided, however, that in the event Morrison Restaurants Inc. is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase `Retirement Plan'."

3.   By adding a new Section 1.39A as follows:

          "1.39A  `Primary Sponsor' means Morrison Restaurants Inc. or its
                   ---------------
     successor in interest."

4. By deleting Section 7.1 in its entirety and by substituting therefor the following:

          "7.1 Transfer of a Participant from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Participant. For purposes of this Section only, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. shall be deemed to be Affiliates of the Primary Sponsor from and after the effective date of the distributions of the common
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     stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison
     Health Care, Inc. to the stockholders of the Primary Sponsor."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed as of the day and year first above written.

                                           MORRISON RESTAURANTS INC.


                                           By:________________________________

                                           Title: ____________________________

ATTEST:

_________________________

Title: __________________

     [CORPORATE SEAL]

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